Exhibit 10.18

Yasuhiro Hashimoto, M.D.

President and CEO

MediBIC Co., Ltd.

Daido Seimei Kasumigaseki Building 8F

1-4-2 Kasumigaseki, Chiyoda-ku

Tokyo 100-0013 Japan

Re:	Development Agreement between Threshold Pharmaceuticals, Inc., and MediBIC Co., Ltd.

Dear Yas,

I am writing you in regard to the Development Agreement between our companies having an Effective Date of 30 November 2004 and its accompanying side letter, both signed 2 December 2004. This letter confirms our understanding that, pursuant to the Development Agreement and side letter, Threshold has granted and hereby confirms its grant to MediBic of a non-exclusive license to use Threshold confidential information relating to glufosfamide for the limited purpose of preparing the Development Plan and any associated marketing plans as authorized under the Development Agreement, and if such Development Plan is agreed upon by the parties, this non-exclusive license to use Threshold confidential information shall continue for the time necessary for MediBIC to perform its obligations under the Development Plan.

In addition, this letter amends the Development Agreement to remove North Korea from the list of countries in the “Asian Territory” as defined in Section 1.3.

Please acknowledge your receipt of this letter and agreement by signing and returning one of the two duplicate originals provided to you.

Best regards,

/s/ HAROLD E. SELICK
Harold E. Selick
Chief Executive Officer
Threshold Pharmaceuticals, Inc.

ACCEPTED AND AGREED

/s/ YASUHIRO HASHIMOTO
Yasuhiro Hashimoto, M.D.
President and CEO
MediBIC Co., Ltd